                                                                    EXHIBIT 10.1

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION

--------------------------------------------
In the Matter of:                           )
                                            )
Greater Atlantic Bank                       )        OTS Order No.:  SE-09-028
Reston, Virginia                            )
                                            )
OTS Docket No.  08491                       )        Dated:   May 22, 2009
                                            )
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                           STIPULATION AND CONSENT TO
                       PROMPT CORRECTIVE ACTION DIRECTIVE

1. The Office of Thrift Supervision (OTS) has informed Greater Atlantic Bank, Reston, Virginia, OTS No. 08491 (Institution), based upon information reported to the OTS, that grounds exist to issue a Prompt Corrective Action Directive (PCA Directive) pursuant to Section 38 of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. ss. 1831o, and Section 565.7 of the OTS Regulations, 12 C.F.R. ss. 565.7, against the Institution. The Institution, in the interest of cooperation and to avoid the time and expense of pursuing further OTS administrative procedures for the issuance of a PCA Directive, stipulates and consents to the terms set forth in this Stipulation and Consent.

2. The Institution stipulates it is a federal savings association subject to the supervision and regulation by the OTS. The Institution is a "savings association" as that term is used in the Home Owners' Loan Act (HOLA), 12 U.S.C. ss.ss. 1461 et seq., and an "insured depository institution" as defined in 12 U.S.C. ss.ss. 1813(b) and 1813(c)(2). The Institution stipulates, as such, that it is subject to the OTS's authority to issue a directive to take prompt corrective action pursuant to Section 38 of FDIA, 12 U.S.C. ss. 1831o, and Section 565.7 of the OTS Regulations, 12 C.F.R. ss. 565.7.

3. The Institution consents, by execution of this Stipulation and Consent, to the OTS's issuance of the accompanying PCA Directive. The Institution further agrees to comply with the terms of the PCA Directive.

4. The Institution consents, by execution of this Stipulation and Consent, to the OTS's appointment of a conservator or receiver or other legal custodian for the Institution at any time that the Institution is "significantly undercapitalized" and until such time as the Institution becomes "adequately capitalized" as determined pursuant to Section 38 of FDIA, 12 U.S.C. ss. 1831o, and Section 565.4 of the OTS Regulations, 12 C.F.R. ss.
     565.4. The Institution hereby waives its rights to seek judicial review of such appointment.

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Prompt Corrective Action Stipulation (05/22/2009)
Greater Atlantic B, Reston, VA OTS No. 08491
Page 2


5. The Institution, by execution of this Stipulation and Consent, authorizes the OTS to provide otherwise confidential information about the Institution to third parties to facilitate the possible acquisition of the Institution by a qualified buyer, sale of the Institution's assets or the purchase of the Institution's branches, or the possible merger of the Institution with a qualified merger partner.

6. The Institution, by execution of this Stipulation and Consent, authorizes the Federal Deposit Insurance Corporation (FDIC) to provide otherwise confidential information to third parties to facilitate the liquidation or other resolution of the Institution in anticipation of the possible appointment of the FDIC as conservator, receiver, or other legal custodian. The Institution hereby agrees that upon notification that it is "critically undercapitalized" pursuant to Section 565.3 of the OTS Regulations, 12 C.F.R. ss. 565.3, the Institution will cooperate fully with the FDIC to avoid a loss or otherwise minimize exposure to the insurance fund. Such cooperation includes, but is not limited to, responding to requests for information, providing full access to personnel, agents and service providers, and accommodating on-site visits. Nothing herein shall be interpreted to preclude such cooperation with the FDIC at any time prior to such time as the Institution may be notified that it is "critically undercapitalized".

7. The attached PCA Directive is effective upon issuance. The Institution acknowledges that the PCA Directive is enforceable pursuant to Section 5(d) of HOLA, 12 U.S.C. ss. 1464(d), and Section 8 of FDIA, 12 U.S.C. ss. 1818.

8.   The Institution hereby waives the following:

     (a) its rights to pursue the OTS's administrative process for issuance of the accompanying PCA Directive pursuant to 12 C.F.R. ss. 565.7;

     (b) any and all rights it might otherwise have pursuant to federal law or regulations (including, but not limited to, 12 U.S.C. ss. 1831o and 12 C.F.R. ss. 565.7) in connection with issuance of the PCA Directive;

     (c) its right to seek judicial review of the PCA Directive, including, but not limited to, any such right provided by Section 8(h) of FDIA, 12 U.S.C. ss. 1818(h); and

     (d) its right to challenge or contest in any manner the basis, issuance, validity or enforceability of the PCA Directive or any provision thereof.

9.   The Cease and Desist Order dated April 25, 2008, remains in effect.

10. (a) The laws of the United States of America shall govern the construction and validity of this Stipulation and Consent and the PCA Directive.

     (b) All references to the OTS in this Stipulation and Consent and the PCA Directive also shall mean any of the OTS's predecessors, successors, and assigns.

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Prompt Corrective Action Stipulation (05/22/2009)
Greater Atlantic B, Reston, VA OTS No. 08491
Page 3


     (c) To the extent this Stipulation and Consent and PCA Directive may be deemed an agreement, the written terms herein and in the accompanying PCA Directive represent the final and sole binding written terms of such agreement with respect to the subject matters addressed therein.

11. Each Director signing this Stipulation attests that s/he voted in favor of the resolution authorizing the execution of this Stipulation.


GREATER ATLANTIC BANK
RESTON, VIRGINIA
OTS NO. 08491


By:  /s/ Charles W. Calomiris               By: /s/ Carroll E. Amos, Director
     ------------------------------------       --------------------------------
     Charles W. Calomiris, Chairman             Carroll E. Amos, Director


By:  /s/ Sidney M. Bresler                  By: /s/ Jeffrey W. Ochsman
     ------------------------------------       --------------------------------
     Sidney M. Bresler, Director                Jeffrey W. Ochsman, Director


By:  /s/ James B. Vito
     ------------------------------------
     James B. Vito, Director



Accepted By:

OFFICE OF THRIFT SUPERVISION


By:      /s/ Arthur W. Goodhand
         -----------------------------------
         Arthur W. Goodhand
         Acting Southeast Regional Director


Date:  See Effective Date on Page 1